UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 10, 2007
RCN Corporation
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16805 (Commission File Number)	22-3498533 (IRS Employer Identification Number)
196 Van Buren Street
Herndon, Virginia 20170
(Address of principal executive
offices)
(703) 434-8200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     The material in Exhibit 99.1 filed herewith and incorporated herein by reference was prepared for use by RCN personnel in discussions with customers, prospects, suppliers, industry analysts and the public at the October Comptel Convention and Expo trade show in Dallas, Texas, as well as in communications with customers, prospects, suppliers, industry analysts and the public in the future.
Cautionary Statement Regarding Forward-Looking Statements
Certain statements in these materials constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve unknown and uncertain risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements or may cause the conditions to the proposed merger of NEON Communications Group, Inc. with a subsidiary of the Company (the “Merger”) not to be satisfied or cause the Merger not to occur. Forward-looking statements are subject to numerous assumptions, risks, and uncertainties and the statements looking forward beyond 2007 are subject to greater uncertainty because of the increased likelihood of changes in underlying factors and assumptions. Actual results could differ materially from those anticipated by the forward-looking statements. Among these factors are the effects of the announcement of the proposed Merger on our business and our relationships with customers and employees, the results of the review of the proposed Merger by various regulatory agencies, and any conditions imposed on the new company in connection with the consummation of the Merger, approval of the Merger by the NEON’s stockholders and satisfaction of various other conditions to the closing of the Merger, and other factors affecting the Company’s business generally. For a general discussion of risks affecting the Company’s business, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and in Part II in the Company’s Forms 10-Q for the quarters ended March 31, 2007 and June 30, 2007.
Item 9.01 Financial Statements and Other Exhibits
     (c) Exhibits

Exhibit No.	Description
99.1*	Talking Points

*	Filed herewith

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCN Corporation
By:	/S/ Benjamin R. Preston
	Name:	Benjamin R. Preston
	Title:	Senior Vice President and General Counsel

Dated: October 10, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1*	Talking Points

*	Filed herewith